EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-165735, 333-157842, 333-148896, 333-144869, 333-140455, 333-136675, 333-135167 and 333-128645) and Form S-3 (No. 333-170121 and 333-164267) of Ikanos Communications, Inc. of our report dated March 10, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 10, 2011